EXHIBIT 23



                    CONSENT OF INDEPENDENT ACCOUNTANTS'


   We hereby consent and give permission to use our report dated June 25, 2001 in this annual report on Form 11-K, and its incorporation by reference in the registration statement on Form S-8 relating to The Profit Sharing Plan of Priority Healthcare Corporation and Affiliates.

                                   ENT & IMLER CPA GROUP, PC

                                   /S/ ENT & IMLER CPA GROUP, PC


Indianapolis, Indiana
June 25, 2001